UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 27, 2015

ARES MANAGEMENT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 27, 2015, the parties to the Business Combination and Merger Agreement (the “Merger Agreement”), dated as of July 23, 2015, among Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings”), and Ares Investments L.P., a Delaware limited partnership (“Ares Investments” and, together with Ares Holdings, the “Ares Parties”), subsidiaries of Ares Management, L.P. (the “Registrant”), Kayne Anderson Capital Advisors, L.P., a California limited partnership (“KACALP”), KA Fund Advisors, LLC, a Delaware limited liability company (“KAFA” and, together with KACALP, the “KA Parties”), Kayne Anderson Investment Management Inc., a Nevada corporation (“KA Investment Management”), each other signatory to the Merger Agreement and David Shladovsky, as representative of the KA Owners (such transactions contemplated by the Merger Agreement, the “Transactions”) agreed to terminate the Merger Agreement and the Transactions pursuant to a termination agreement (the “Termination Agreement”).

Under the Termination Agreement, the Ares Parties, their designees or someone acting on their behalf, will reimburse KACALP its estimated out-of-pocket costs and expenses incurred in connection with the Transactions in an amount of $30,000,000.  In addition, the Ares Parties and their affiliates and their principals and related parties (each such person, an “Ares Investor”) will invest $150,000,000 of capital to be managed by KACALP (or its subsidiaries) comprised of (a) a $50,000,000 capital commitment to Kayne Anderson Energy Fund VII, L. P. (“KAEF VII”);  (b) a $50,000,000 capital commitment to Kayne Private Energy Income Fund, L.P. (“KPEIF”); and (c) $50,000,000 in (i) a separately managed account (the “MLP/Midstream SMA”) that will invest in (x) MLP marketable securities and (y) midstream energy companies or (ii) one or more commingled hedge funds managed by KACALP (or its subsidiaries) designated by the Ares Investors.  The Ares Investors (taken as a whole) expect to obtain terms as favorable as those provided to other similarly sized investors making such investments or commitments, and will each invest in such funds on the same terms.  It is currently contemplated that subsidiaries of the Registrant will be responsible for approximately 50% of such investments.  The Termination Agreement provides further that until the first anniversary of the Termination Agreement, KACALP and the Ares Parties will use commercially reasonable efforts to jointly pursue separately managed accounts and other products that include MLPs or MLP closed-end funds as a primary component of the strategy.  The Termination Agreement also contains customary provisions, including mutual non-disparagement provisions and mutual releases of liability relating to the Merger Agreement and the Transactions.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated into this current report on Form 8-K by reference.

On October 27, 2015, the Registrant and Kayne Anderson issued a joint press release regarding the foregoing matters, included herewith as Exhibit 99.1 and by this reference incorporated herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included in Item 1.02 is incorporated herein by reference.

As previously announced, on August 18, 2015, Ares Finance Co. II LLC (the “Issuer”), an indirect subsidiary of Ares Management, L.P. (the “Registrant”) issued $325,000,000 aggregate principal amount of 5.250% Senior Notes due 2025 (the “Notes”) pursuant to an indenture (the “Base Indenture”), as supplemented by that certain first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). The net proceeds from the offering of the Notes were intended to be used to partially fund the Transactions.

Under the terms of the Indenture, the termination of the Merger Agreement prior to June 30, 2016 constitutes a Special Mandatory Redemption Event that requires the Issuer to redeem all of the Notes at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (a “Special Mandatory Redemption”).

The Issuer expects to promptly notify the Trustee of the occurrence of the Special Mandatory Redemption Event and the Special Mandatory Redemption, and to instruct the Trustee to provide notice of such redemption to the holders of the Notes in accordance with the terms of the Indenture. Following the redemption, none of the Notes will remain outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

10.1	Termination Agreement, dated October 27, 2015
99.1	Press Release, dated October 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.
By: Ares Management GP LLC, its general partner
Date: October 27, 2015

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Exhibit Index

Exhibit Number	Description

10.1	Termination Agreement, dated October 27, 2015
99.1	Press Release, dated October 27, 2015